Exhibit 5.1

February 2, 2026

DEFSEC Technologies Inc.
Suite 300, 80 Hines Road
Kanata, Ontario, K2K 2T8

Re:	DEFSEC Technologies Inc.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to DEFSEC Technologies Inc., a corporation formed under the laws of British Columbia (the "Corporation"), in connection with the filing of a Registration Statement on Form F-3 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale (the "Offering") of an aggregate of up to 608,493 common shares (each, a "Common Share") in the capital of the Corporation to be sold by the selling securityholders named in the Registration Statement, consisting of: (i) 566,040 Common Shares ("Investor Warrant Shares") issuable upon the exercise of common share purchase warrants (the "Investor Warrants") purchased by certain investors (collectively, the "Investors"); and (ii) 42,453 Common Shares ("Placement Agent's Warrant Shares") issuable upon the exercise of the common share purchase warrants (the " Placement Agent's Warrant") issued to H.C. Wainwright & Co., LLC (the "Placement Agent") and its designees.

We have examined and relied upon: (a) the Registration Statement; (b) the securities purchase agreements entered into by the Corporation and the Investors (the "Securities Purchase Agreements"); (c) the engagement letter dated April 24, 2025, as amended on July 18, 2025 and November 20, 2025 by and between the Company and the Placement Agent (the "Engagement Letter"); (d) the certificates evidencing the Investor Warrants (the "Investor Warrant Certificates"); (e) the certificates evidencing the Placement Agent's Warrants (the "Placement Agent's Warrant Certificates", and together with the Investor Warrant Certificates, the "Warrant Certificates"); (f) the Corporation's Certificate of Incorporation, Certificate of Change of Name, Notice of Articles and Articles, as currently in effect; (g) an officer's certification of the Corporation dated the date hereof certifying, among other matters, the resolutions of the Corporation approving the Offering; and (h) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering our opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the genuineness of all signatures; (c) the conformity to the authentic originals of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and the authenticity of the originals thereof; (d) that all facts, information, representation and warranties set forth in the records, documents and certificates we have reviewed, including official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter; (e) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof; and (f) the legal capacity for all purposes relevant hereto of all persons, other than the Corporation.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others and of public officials. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the securities offered under the Registration Statement. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

We are qualified to practice law in the Province of British Columbia, and our opinion herein is limited to the statutes and regulations of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the "Applicable Law"). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the securities or shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.	the Corporation has taken all necessary corporate action to authorize, allot and reserve for issuance the Investor Warrant Shares and, upon the due exercise of the Investor Warrants in accordance with the Securities Purchase Agreement and the applicable Investor Warrant Certificate, including receipt by the Corporation of full payment therefor in accordance with the Securities Purchase Agreement and the Investor Warrant Certificates, the Investor Warrant Shares will be validly issued as fully paid and non-assessable common shares of the Corporation; and

2.	the Corporation has taken all necessary corporate action to authorize, allot and reserve for issuance the Placement Agent Warrant Shares and, upon the due exercise of the Placement Agent's Warrants in accordance with the applicable Placement Agent Warrant Certificates, including receipt by the Corporation of full payment therefor in accordance with the Placement Agent's Warrant Certificates, the Placement Agent's Warrant Shares will be validly issued as fully paid and non-assessable common shares of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement, and to the reference to our firm under the headings "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Bennett Jones